Exhibit 11. Statement re computation of per share earnings

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

                                 ---------------------------------------------------------------------------------------------------
                                                                    Quarter Ended
                                 ---------------------------------------------------------------------------------------------------
                                      March 31, 2000              June 30, 2000       September 30, 2000        December 31, 2000
                                 ---------------------------------------------------------------------------------------------------
                                        Weighted   Per           Weighted   Per          Weighted   Per          Weighted      Per
                                        Average   Share           Average  Share          Average   Share          Average    Share
                                Income   Shares   Amount  Income  Shares  Amount  Income  Shares   Amount  Income  Shares    Amount
                                ------  --------  ------  ------  ------  ------  ------  -------  ------  ------  -------  --------
Basic Earnings per Common Share
Income available to common
   shareholders                 $1,890    6,583    $0.29  $2,292   6,518   $0.35  $2,417   6,527   $0.37   $2,657   6,531    $0.41
                                                   =====                   =====                   =====                     =======
Effect of Dilutive Shares
Options issued to management                 27                       23                      16                       17
                                        --------                  ------                  -------                  -------
Diluted Earnings per Common Share
Income available to common
   shareholders                 $1,890    6,610    $0.29  $2,292   6,541   $0.35  $2,417    6,543  $0.37   $2,657   6,548    $0.41
                                ======  ========  ======  ======  ======   =====  ======  =======  =====   ======= ========= ======

                                ----------------------------------------------------------------------------------------------------
                                                                    Quarter Ended
                                ----------------------------------------------------------------------------------------------------
                                        March 31, 1999         June 30, 1999        September 30, 1999       December 31, 1999
                                ----------------------------------------------------------------------------------------------------
                                        Weighted   Per           Weighted   Per          Weighted   Per          Weighted      Per
                                        Average   Share           Average  Share          Average   Share          Average    Share
                                Income   Shares   Amount  Income  Shares  Amount  Income  Shares   Amount  Income  Shares    Amount
                                ------  --------  ------  ------  ------  ------  ------  -------  ------  ------  -------  --------
Basic Earnings per Common Share
Income available to common
   shareholders                 $2,286    7,206    $0.32  $2,478   7,212   $0.34  $2,705    7,043  $0.38   $2,167   6,785    $0.32
                                                   =====                   =====                   =====                     =======
Effect of Dilutive Shares
Options issued to management                 42                       33                       39                      33
                                        --------                  ------                  -------                  -------
Diluted Earnings per Common Share
Income available to common
   shareholders                 $2,286    7,248    $0.32  $2,478   7,245   $0.34  $2,705    7,082  $0.38   $2,167    6,818   $0.32
                               =======  ========  ======  ======  ======   =====  ======  =======  =====   ======= ========= ======



                               -------------------------
                                        Year Ended
                               -------------------------
                                    December 31, 1998
                               -------------------------
                                        Weighted   Per
                                        Average   Share
                                Income   Shares   Amount
                                ------  --------  ------
Basic Earnings per Common Share
Income available to common
   shareholders                 $8,609    7,189    $1.20
                                                   =====
Effect of Dilutive Shares
Options issued to management                 48
                                        --------
Diluted Earnings per Common Share
Income available to common
   shareholders                 $8,609    7,237    $1.19
                               =======  ========   ======
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